Exhibit 99
Pall Corporation Closes $375 Million Notes Offering
PORT WASHINGTON, N.Y., June 18, 2010 — Pall Corporation (NYSE: PLL) today announced that it has completed the previously announced public offering of its $375 million aggregate principal amount of 5.00% Senior Notes due June 15, 2020.
Pall plans to use the net proceeds from this offering to redeem the $280 million aggregate principal amount of its outstanding 6% Senior Notes due 2012 and for general corporate purposes.
About The Offering
Banc of America Securities LLC and J.P. Morgan Securities Inc. are acting as joint bookrunning managers for the offering of notes.
About Pall Corporation
Pall Corporation (NYSE: PLL) is a filtration, separation and purification leader providing Total Fluid ManagementSM solutions to meet the critical needs of customers in biopharmaceutical; hospital, transfusion and veterinary medicine; energy and alternative energy; electronics; municipal and industrial water; aerospace; transportation and broad industrial markets. Together with our customers, we foster health, safety and environmentally responsible technologies. The company’s engineered solutions enable process and product innovation and minimize emissions and waste. Pall Corporation, with total revenues of $2.3 billion for fiscal 2009, is an S&P 500 company with more than 10,000 employees serving customers worldwide. Pall has been named a top “green company” by Newsweek magazine.
This news release shall not constitute an offer to sell or a solicitation to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering is being made only by means of a prospectus and related prospectus supplement, which may be obtained by visiting the SEC’s website at www.sec.gov or by contacting Banc of America Securities LLC, 100 West 33rd Street, 3rd Floor, New York, NY 10001, Attention: Prospectus Department, telephone: 212-449-1668, or by contacting J.P. Morgan Securities Inc., collect at 212-834-4533.
Forward-Looking Statements
The matters discussed in this release contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that address activities, events or developments that the

Company or management intends, expects, projects, believes or anticipates will or may occur in the future. All statements regarding future performance, earnings projections, earnings guidance, management’s expectations about its future cash needs and effective tax rate, and other future events or developments are forward-looking statements. Forward-looking statements are those that use terms such as “may,” “will,” “expect,” “believe,” “intend,” “should,” “could,” “anticipate,” “estimate,” “forecast,” “project,” “plan,” “predict,” “potential” and similar expressions. Forward-looking statements contained in this and other written and oral reports are based on management’s assumptions and assessments in the light of past experience and trends, current conditions, expected future developments and other relevant factors. They are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by our forward-looking statements. Our forward-looking statements are also subject to risks and uncertainties, which can affect our performance in both the near- and long-term and cause actual results to differ materially. Such risks and uncertainties include, but are not limited to, those discussed in Part I, Item 1A, “Risk Factors” in the 2009 Form 10-K, and other reports the Company files with the Securities and Exchange Commission, including the effect of litigation and regulatory inquiries associated with the restatement of our prior period financial statements; our ability to successfully complete our business improvement initiatives, which include integrating and upgrading our information systems, and the effect of a serious disruption in our information systems; the impact of legislative, regulatory and political developments globally and the impact of the uncertain global economic environment and the timing and strength of a recovery in the markets and regions we serve, and the extent to which adverse economic conditions may affect our sales volume and results; demand for our products and business relationships with key customers and suppliers, which may be impacted by their cash flow and payment practices, as well as delays or cancellations in shipments; volatility in foreign currency exchange rates, interest rates and energy costs and other macro economic challenges currently affecting us; changes in product mix, market mix and product pricing, particularly relating to the expansion of the systems business; increase in costs of manufacturing and operating costs; our ability to obtain regulatory approval or market acceptance of new technologies, enforce patents and protect proprietary products and manufacturing techniques; fluctuations in our effective tax rate; our ability to successfully complete or integrate any acquisitions; the impact of pricing and other actions by competitors; and our ability to achieve the savings anticipated from cost reduction and gross margin improvement initiatives. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company makes these statements as of the date of this disclosure and undertakes no obligation to update them, whether as a result of new information, future developments or otherwise.
Pall Corporation
Patricia Iannucci
V.P. Investor Relations & Corporate Communications
Telephone: 516-801-9848
Email: pat_iannucci@pall.com

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